UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2013

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

818 South Kansas Avenue Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2013, Westar Energy, Inc. (the “Company”) entered into confirmations (the “Additional Forward Sale Agreements”) with each of J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of JPMorgan Chase Bank, National Association, London Branch (the “JPM Forward Counterparty”) and Wells Fargo Securities, LLC, in its capacity as agent for Wells Fargo Bank, National Association (the “Wells Forward Counterparty” and, together with the JPM Forward Counterparty, the “Forward Counterparties”), relating to an aggregate of 916,000 shares of the Company’s common stock.

The Additional Forward Sale Agreements were entered into in connection with the partial exercise, covering 916,000 shares of the Company’s common stock (the “Option Shares”), of the over-allotment option granted by the Company to the Underwriters (as defined below) pursuant to the Underwriting Agreement between the Company and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), and the Forward Counterparties, relating to the offer and sale of up to 9,200,000 shares of the Company’s common stock (the “Shares”), including the Option Shares, by the Forward Counterparties (or their affiliates) to the Underwriters. The Underwriting Agreement was previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 8-K filed on September 27, 2013. The Underwriters offered and sold the Shares to the public at a price of $31.15 per share (the “Offering”). The Underwriters expect to deliver the Option Shares to purchasers on October 17, 2013 (the “Option Closing Date”). In connection with the execution of the Additional Forward Sale Agreements, the Forward Counterparties (or affiliates thereof) are borrowing from third parties and selling in the Offering the Option Shares.

Under each Additional Forward Sale Agreement, if the relevant Forward Counterparty (or its affiliate) determines, in its commercially reasonable judgment, that it is unable to borrow, or that it is unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the Option Closing Date any shares of the Company’s common stock, then the relevant Additional Forward Sale Agreement will be terminated in its entirety. If a Forward Counterparty (or its affiliate) determines, in its commercially reasonable judgment, that it is unable to borrow, or that it is unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated Option Closing Date the full number of shares of the Company’s common stock to which its Additional Forward Sale Agreement relates, then the number of shares of the Company’s common stock to which such Additional Forward Sale Agreement relates will be reduced to the number of shares that such Forward Counterparty (or its affiliate) determines, in its commercially reasonable judgment, that it is able to borrow, or that it is able to borrow at or below such a cost, as the case may be, and deliver. In the event that the number of shares to which such Additional Forward Sale Agreement relates is so reduced, the commitments of the Underwriters to purchase shares of the Company’s common stock from the relevant Forward Counterparty (or its affiliate) and the obligation of such Forward Counterparty (or its affiliate) to borrow such shares for delivery and sale to the Underwriters, as described above, will be replaced with the commitments of the Underwriters to purchase from the Company, and corresponding obligations of the Company to issue directly to the Underwriters, the number of shares not borrowed and delivered by such Forward Counterparty (or its affiliate). In such circumstances, the Company or the representatives of the Underwriters will have the right to postpone the Option Closing Date for one business day to effect any necessary changes to the documents or arrangements.

The Company will receive an amount equal to the net proceeds from the offering and sale of the borrowed Option Shares sold in the Offering, subject to certain adjustments pursuant to the Additional Forward Sale Agreements, from the Forward Counterparties upon full physical settlement of the Additional Forward Sale Agreements. The Company will only receive such proceeds if it elects to fully physically settle the Additional Forward Sale Agreements. The Additional Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion within approximately twenty-four months from the date of the Additional Forward Sale Agreements. On a settlement date, if the Company decides to physically settle an Additional Forward Sale Agreement, it will issue shares of the Company’s common stock to the relevant Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $30.05975 per share (the “Forward Sale Price”), which is the public offering price of the Company’s shares of common stock in the Offering, less the underwriting discount. The Additional Forward Sale Agreements provide that the initial Forward Sale Price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be subject to decrease on certain dates specified in the Additional Forward Sale Agreements by the amount of the per share quarterly dividends that the Company currently expects to declare during the terms of the Additional Forward Sale Agreements.

The Forward Counterparty to each Additional Forward Sale Agreement will have the right to accelerate such Additional Forward Sale Agreement and require the Company to settle such Additional Forward Sale Agreement on a date specified by such Forward Counterparty if (1) in its commercially reasonable judgment, it or its affiliate is unable to borrow, or unable to borrow at a cost not greater than a specified threshold, a number of shares of the Company’s common stock equal to the number of shares to be delivered by the Company upon physical settlement of such Additional Forward Sale Agreement but only to the extent of such inability, (2) the Company declares any dividend or distribution on shares of the Company’s common stock that is payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) securities of another company acquired or owned by the Company as a result of a spin-off or other similar transaction or (c) any other type of securities (other than the Company’s common stock), rights, warrants or other assets, (3) the Company’s board of directors votes to approve, or there is a public announcement of, any action that, if consummated, would result in certain mergers involving the Company or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with the Company’s entry into such Additional Forward Sale Agreement, the Company’s bankruptcy or insolvency, a change in law or the Company’s nationalization or the delisting of the Company’s common stock (each as more fully described in the Additional Forward Sale Agreements).

Except under limited circumstances described below, the Company generally has the right to elect physical, cash or net share settlement of an Additional Forward Sale Agreement. In the event that the Company elects to cash or net share settle, if the price of the Company’s common stock at which the relevant Forward Counterparty or its affiliate unwinds its hedge exceeds the Forward Sale Price at the time (subject to any scheduled decrease in the Forward Sale Price per share occurring during such unwind period), the Company will pay such Forward Counterparty under such Additional Forward Sale Agreement an amount in cash (if the Company cash settles) equal to such difference, or deliver to such Forward Counterparty a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference, as the case may be. Conversely, if the Company elects to cash or net share settle and the price of the Company’s common stock at which the relevant Forward Counterparty or its affiliate unwinds its hedge is below the Forward Sale Price at the time, such Forward Counterparty or its affiliate under such Additional Forward Sale Agreement will pay to the Company an amount in cash (if the Company cash settles) equal to such difference, or deliver to the Company a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference, as the case may be.

The Additional Forward Sale Agreements were entered into pursuant to the terms of the letter dated October 6, 2003 submitted by Robert W. Reeder and Leslie N. Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”), to which the Staff responded in an interpretive letter dated October 9, 2003.

The descriptions of the Additional Forward Sale Agreements set forth above are summaries of the terms of such agreements and are qualified in their entirety by the terms of the Additional Forward Sale Agreements, which are filed hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Confirmation of Additional Forward Stock Sale Transaction, dated October 16, 2013, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

10.2	Confirmation of Additional Forward Stock Sale Transaction, dated October 16, 2013, between Wells Fargo Bank, National Association and Westar Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2013

WESTAR ENERGY, INC.

By:	/s/ Larry D. Irick
Name: Larry D. Irick
Title: Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

10.1	Confirmation of Additional Forward Stock Sale Transaction, dated October 16, 2013, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

10.2	Confirmation of Additional Forward Stock Sale Transaction, dated October 16, 2013, between Wells Fargo Bank, National Association and Westar Energy, Inc.